

LEGACY
EDUCATION ALLIANCE, Inc.
OTC: LEAI

"Smart Sister": Alicia Hanf – Military Education Business Overview *– May 22*

Vision: *Alicia extends the Smart Brother mission and vision to include women and the military.*

Alicia background: Alicia is a 6-year veteran in the US Army. Her perseverance through her military training, as well as overcoming a major loss in her life has helped her to be a successful business consultant today. Alicia also shares tips on how our communities should partner with veterans-led businesses.

LinkedIn Profile: https://www.linkedin.com/in/aliciahanf/

TEDx Talk: The Last Known Point- Veterans' Edge in Navigating the Business World
https://www.ted.com/talks/alicia_hanf_the_last_known_point_veterans_edge_in_navigating_the_business_world?

Founder and Managing Member, Dear Mama Ventures: https://dearmamaventures.com/

Dear Mama Fund has the vision to raise $1B towards our initiative to invest in Black, brown, female, and veteran-led companies. We are an early to late-stage investment platform, deploying financial, social, and intellectual capital to founders who are solving some of the world's most challenging problems.

At Dear Mama we believe that all dreams can come true if we have the courage to pursue them. We envision a world in which the DMF becomes the vehicle for inclusion, social, and economic empowerment, entrepreneurship, innovation, and a sustainable, connected future for underestimated founders, overlooked communities, and all dreamers and doers.

Funds raised will accelerate Dear Mama's mission to invest in untapped founders, make the tools to build generational wealth accessible to everyone, and create an ecosystem that fosters the next generation of innovation.

It's time to reimagine everything.



Active Military and Veteran Online Degree Opportunity

As part of Legacy Education's path forward, Legacy Degree is incorporating the online degree business of Coopersmith Career Consulting, which currently has approximately $1.7 mm in annual revenue with a net margin of 40%. In addition to Legacy Education's online degree business and product suite, used to deliver on Cris Carter's Smart Brother vision and mission, we will work with Alicia and Jeff Davis to offer education products and services for enlisted military personnel and veterans. Additionally, Alicia will work with us on obtaining grants linked to education for both military and civilian communities.

There is a unique opportunity to offer online degrees to military personnel. As part of the military ecosystem, advancement within the military is given in part for attainment of post-secondary education.

There are approximately 1.4 mm active personnel in the U.S., including 480,000 men and women in the army. Basic training sets recruits on the pathway toward becoming an enlisted service member, those with a desire for leadership opportunities and a bachelor's degree can take another route into a military career — as a commissioned officer.

Bachelors and Masters degrees lead directly to higher rank and salary in the military. With a college degree and completion of Officer Training School, military personnel earn a higher salary than they would when going straight to basic training after high school. Salaries for Privates start at $22,000, but Officers with a four year college degree start at over $40,000 with opportunities, with significant opportunities to grow through bonuses, experience and rank. (See: https://www.federalpay.org/military/army/ranks)

The below charts clearly identify the significant compensation benefit given for an accredited college degree, even at the very beginning of their military career.



LEGACY
EDUCATION ALLIANCE, Inc.
OTC: LEAI

https://www.todaysmilitary.com/careers-benefits/salary-compensation

Salary Path: No Degree



Select Education Level
Select Family Status
Select Advanced Degree
No Degree
Single
None
Move slider to adjust annual compensation by year
YEAR 1
High
$34,303
Low
$25,876
YEARS OF SERVICE
HIGH
$34,303
BASE PAY
$24,513
HOUSING ALLOWANCE
$9,790
FICA
6.2% contribution
LOW
$25,876
BASE PAY
$23,633
HOUSING ALLOWANCE
$2,243
FICA
6.2% contribution

In Year 1:
You might be a Private (Army); Private First Class (Marine Corps); Seaman Apprentice (Navy & Coast Guard); Airman (Air Force)

Salary Path: 4 Year College Degree



Select Education Level
Select Family Status
Select Advanced Degree
4-Year College Degree
Single
None
Move slider to adjust annual compensation by year
YEAR 1
High
$72,549
Low
$53,947
YEARS OF SERVICE
HIGH
$72,549
BASE PAY
$44,014
HOUSING ALLOWANCE
$28,536
FICA
6.2% contribution
LOW
$53,947
BASE PAY
$39,418
HOUSING ALLOWANCE
$14,530
FICA
6.2% contribution

In Year 1:
You might be a First Lieutenant (Army, Marine Corps & Air Force); Lieutenant Junior Grade (Navy & Coast Guard)

Legacy Degree has a close partnership with AGM University. Information on AGMU is available at: https://agmu.edu/en/cost AGMU classes are live, but can be watched asynchronously if desired. Interaction with professors is also available.

While AGMU online credits cost $300/credit, Coopersmith offers equivalent courses for $50/credit, leading to a 120 credit bachelors degree for under $10k.

Many students have credits from other colleges (including students who have not completed their studies), and may be able to complete a bachelors degree through Coopersmith / AGMU for under $5k in less than 6 months.



An MBA from AMGU requires 39 credits at a cost of $480 / credit, for a total cost of $18,720. By working with Legacy Degree, 75% of the credits towards an MBA can be taken from Legacy Degree at a cost of $100 / MBA credit, bringing the total cost to under $12,000. Additionally, MBA students can take a concentration in accounting, which would enable them to complete their CPA accreditation by fulfilling their local exam / practical experience requirements.

As online degrees enable advancement in military rank and compensation, we believe that Legacy Degree enrollment will be particularly valuable and attractive to military personnel. The return on investment is extraordinary, even without taking into account our expectation to provide financing and access to grants. In addition to being a significant benefit to active duty military personnel and veterans, we believe that as our programs become established within the military community, Legacy Degree will be included in the recruiting process.

Alicia will be instrumental to getting rapid acceptance of our programs, and it is reasonable to expect that we should be able to ramp up to 1,000 MBA students and well over 1,000 undergraduate students per year within 18 months of commencing our marketing effort. This should result in a near term profit in excess of $5 mm / year, with exponential growth going forward.

Alicia has several relationships that will be particularly helpful to our business development efforts, including, entities looking for new grants to give and corporate sponsorship:

- USAA – military banking & insurance
- Pepsi
- JP Morgan
- Allstate
- Milken Foundation https://www.mff.org/
- Kauffman Foundation https://www.kauffman.org/



Appendix: Content

Alicia's Entrepreneur Curriculum – currently offered to veterans as a charity in partnership with leading companies and banks. This program is workshop based, and Coopersmith intends to develop online courses to complement the workshop curriculum.

Accelerator Statement of Intent:
Creating new businesses, capturing new markets, and enhancing organizational effectiveness occur through innovation, transforming processes - or both. Today, new technologies, breakthrough processes, competition and globalization compel entrepreneurs and existing firms to distance themselves from the familiar through innovation, and versatility. *However* we find that most startups we work with are struggling to find new ways to be innovative, and lack the foundational business skills that they need to be successful as business leaders.

Through our workshops we will examine business models, business frameworks, funding, market barriers, and risks as well as implement successful strategies for introducing breakthrough products and services.

The topics we cover include business model innovation, strategic leadership, culture creation, human centered and design-driven innovation, ideation, knowledge and change management.

Cohort Goals:
Designing and implementing curriculum for Startup Workshops that establishes the foundation entrepreneurs need to be successful, and teaching the business skills necessary to scale and grow.

Startups will develop skills and insights for evaluating, articulating, refining, and pitching a new/existing product or service. This program will implement theoretical and practical based exercises needed to define the **why**, and **how** in addition to the **what**, and is appropriate for all entrepreneurs interested in innovation and design as necessary components of running a successful business.

Through this program we educate and empower entrepreneurs and executives to innovate, drive change and be the leaders their businesses need to **launch, scale and grow**.

Creating a Mentor Program that connects your cohort with the necessary local mentors to help accelerate your business and coach you through tough business decisions.

Building a Strategic Partner Network for services and partners that will benefit the Accelerator and Incubator groups as they grow, as well as create exposure and potential revenue sources for startups.



LEGACY
EDUCATION ALLIANCE, Inc.
OTC: LEAI

Example Workshops:

Financial Strategy

Workshop 3.1: Financial Strategy	**Workshop 3: Startup Accomplishments**

• Monetization Strategy
  o How is the business making money?
  o Revenue based vs. Exit Valuation
Workshop 3.2: Financial Strategy
• Financial Planning - Creating your financial model (Outside Subject Matter Expert Led)
  o "The project management of money"
  o Revenue Projections
  o COGS and COS projection
• Financial Management
  o What is required to manage the money?
Workshop 3.3: Financial Strategy
• Growth Strategies
• Risk Analysis
• Time for working on business with Trainer/ Mentor/Cohort Members
	• Startups will create Financial Model
	• Startups will create Revenue Projections
	• Startups will create Risk Analysis

Marketing & Sales:

Workshop 4.1: Sales & Marketing Strategy	**Workshop 4: Startup Accomplishments**

• Sales as Storytelling
• Defining your Sales Strategy
  o Growth Driven Design Strategy
  o 5 W's
  o Creating valuable partnerships
	• Startups will complete Growth Driven Design Strategy
	• Startups will create Marketing Strategy
	• Startups will develop Market Personas
	• Startups will create email templates



LEGACY

EDUCATION ALLIANCE, Inc.

OTC: LEAI

Workshop 4.2: Sales & Marketing Strategy	Workshop 4.3: Sales & Marketing Strategy
• The Art of Storytelling (Story Telling 2.0) • Defining your marketing strategy • Marketing Trends: Email Marketing, Social Media Marketing o Sales/ Marketing Basics o Inbound Sales o Customer Acquisition o SEO/ Google Ads/ Adwords/ PPC	• Developing Personas • Revisit Financial Planning Time for working on business with Trainer/ Mentor/Cohort Members

Additional resources available to students as part of the program:

- Business Model Canvas
- Business and Personal "Why" model
- Financial overviews/ spreadsheets
- EOS Traction
- Business Diagnostic

* * *

Due Dash Partnership: https://education.duedash.com/


Dash to investability

Dash to investability


How to pitch to investors

How to pitch to investors


DueDash templates

DueDash templates


Startup valuation

Startup valuation (coming soon)

Deep content divided into 9 modules – each module will be offered as a 3 credit course. We are creating exams for each module to form undergraduate and graduate courses for Legacy Degree.

Sample video: https://youtu.be/Mq49TjH2Oyc

* * *

We believe in building businesses that have a clear path to providing not only valuable services that positively impact society, but also profitability. The EdTech world is led by companies that do not meet these criteria. We are committed to delivering value to our students, investors, employees and communities.